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                     STOCK OPTION AGREEMENT (NON-QUALIFIED)
                     --------------------------------------


     This STOCK OPTION AGREEMENT (the "Agreement") is made effective as of __________________, by and between American Physicians Service Group, Inc., (the "Company"), and ___________________ (the "Optionee").

     Whereas Optionee is a valuable and trusted employee and or director of the Company, and the Company considers it desirable and in its best interests that Optionee be given an inducement to acquire a further proprietary interest in the Company and an added incentive to advance the interests of the Company by possessing an option to purchase shares of the Company's common stock, par value $0.01 (the "Common Stock"), in accordance with the 1995 Incentive and Non-qualified Stock Option Plan of the Company (the "Plan").

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1.  Grant of Non-Qualified Stock Option.  The Company hereby grants to Optionee
    ------------------------------------
    the right, privilege and option (the "Option") to purchase _____________ shares of Common Stock (the "Option Shares") at the purchase price of $______ per share (the "Option Price"), as a Non-Qualified Stock Option, in the manner and subject to the conditions hereinafter provided.

2.  Time of Exercise of Option.  Subject to the limitations contained herein,
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    the aforesaid option may be exercised at any time, and from time to time, in whole or in part, during the period ending five (5) years from the date of this agreement or until the termination thereof as provided in Section 4 below.

3.  Method of Exercise.  The Option shall be exercised by written notice
    -------------------
    directed to the Board of Directors of the Company, at the Company's principal place of business, specifying the number of shares of Common Stock purchased and accompanied by payment of the option price in a form suitable to the Company. With the consent of the Option Committee, such payment may be in the form of shares of Company stock owned by the Optionee immediately prior to the exercise of the Option.

    (a) This option is exercisable with respect to the shares in cumulative annual installments as indicated below:

                   Date                         Number of Shares
                   ----                         ----------------

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    (b) The Company shall make immediate delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

    (c) The Option may be exercised within the above limitations and subject to the limitations contained within this section, as to any part of all of the shares covered thereby.

4.  Termination of Option.  Except as herein otherwise stated, the Option to the
    ----------------------
    extent not heretofore exercised shall terminate upon the first to occur of the following dates:

    (a) The expiration of the option period as set out in Section 2 above.

    (b) The expiration of three (3) months after the date on which an Optionee's employment by the Company or director relationship with the Company is terminated for any reason other than death or permanent and total disability;

    (c) The expiration of twelve (12) months after the date on which Optionee's employment by the Company or director relationship with the Company is terminated by reason of Optionee's permanent and total disability;

    (d) In the event of Optionee's death while serving as director of, or in the employ of, the Company, his/her executors or administrators may exercise, within twelve (12) months following the date of death, the Option as to any of the Option Shares not theretofore exercised during the lifetime of Optionee; or

    (e) The expiration of ten (10) years following the grant of this Option, commencing the effective date set forth above.

5.  Reclassification, Consolidation or Merger.  If all or any portion of the
    ------------------------------------------
    Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date hereof, as a result of which shares of any class of the capital stock of the Company shall be issued in respect of the then issued and outstanding Common Stock, or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of the capital stock of the Company, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares of the capital stock of the Company which, if Common Stock (as authorized at the date hereof) had been purchased immediately prior to such event at the price per share set forth in Section 1 hereof, such person or persons would be holding at the time of such exercise; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid

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    shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by subsection 3(c) hereof.

6.  Withholding of Tax.  To the extent that the exercise of this Option or the
    -------------------
    disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purpose, Optionee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Optionee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to Optionee upon such exercise.

7.  Rights Prior to Exercise of Option.  This Option is not transferable by
    -----------------------------------
    Optionee, except in the event of his/her death as provided in Subsection 4(c) above, and during his/her lifetime is exercisable only by him/her. Optionee shall have no rights as a shareholder with respect to the Option Shares until payment of the Option Price and delivery to him of such shares as herein provided.

8.  Modification and Waiver.  Except for the Plan, this Agreement constitutes
    ------------------------
    the entire Agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a continuing waiver.

9.  Applicable Law and Venue.  This Agreement has been executed by the Company
    -------------------------
    at, and shall be deemed to be performable in, Travis County, Texas. For these and other reasons, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10. Jurisdiction.  The parties agree that the courts of the State of Texas, and
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    any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of Texas, shall have exclusive personal jurisdiction over all parties to this Agreement.

11. Headings.  The subject headings of the sections of this Agreement are
    ---------
    included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

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12. Counterparts.  This Agreement may be executed simultaneously in one or more
    -------------
    identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one executed counterpart.

    IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the dates indicated below, to be effective, however, as of the date first hereinabove written.



Date: __________________________    By: ____________________________________
                                        Kenneth S. Shifrin, Chairman of
                                        the Board



                                    Optionee:


Date:  _________________________    By: ____________________________________
                                        Name

                                        ____________________________________
                                        Address

                                        ____________________________________
                                        Address

                                        ____________________________________
                                        Social Security Number

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